UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 5, 2006

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   Amendment to Credit Facility with Guggenheim Corporate Funding LLC

        On July 5, 2006, Tarrant Apparel Group entered into a Consent and Amendment No. 1 to Credit Agreement with Guggenheim Corporate Funding LLC, as administrative agent and collateral agent for the lenders under our previously disclosed $65 million credit facility. Pursuant to the amendment, the terms upon which we may borrow $7 million of the total $65 million term loan facility were revised. This term loan of $7 million will be made available for us to borrow at any time within 180 days of the date of the Credit Agreement upon compliance with the borrowing procedures under the credit facility. Under the original credit agreement, we could borrow this $7 million only for repayment of our convertible debentures.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006	TARRANT APPAREL GROUP By: /s/ Corazon Reyes _______________________________ Corazon Reyes, Chief Financial Officer

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